                                                                   EXHIBIT 25.10

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                      60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
              ATTN: SANDRA L. CARUBA, LAW DEPARTMENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             NABORS HOLDINGS 1, ULC
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


NOVA SCOTIA, CANADA                                      87-0385317
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


3000, 500-4TH AVENUE, S.W.
CALGARY, ALBERTA
CANADA                                                   T2P 2V6
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                          SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                           POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 19th day of December, 2002.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By   /s/ Sandra L. Caruba
                           -----------------------------
                           Sandra L. Caruba
                           First Vice President


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                               December 19, 2002


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

                In connection with the qualification of an indenture between Nabors Holdings 1, ULC and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                    By      /s/ Sandra L. Caruba
                                            ------------------------------
                                            Sandra L. Caruba
                                            First Vice President

                                   EXHIBIT 7


Legal Title of Bank:  Bank One, NA                                                                 FFIEC  031
City, State   Zip:    Chicago, IL 60670                                                                  RC-1

Transmitted to EDS as 0213433 on 11/13/02 at 13:58:16 CST                                                  11
FDIC Certificate Number - 03618

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2002

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC - BALANCE SHEET


                                                                     Dollar Amounts in Thousands    RCFD  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081   18,533,000    1.a
     b.   Interest-bearing balances(2)..........................................................    0071    2,933,000    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773   46,289,000    2.b
  3. Federal funds sold and securities purchased under agreements to resell.....................    RCON
     a.   Federal funds sold in domestic offices................................................    B987    8,550,000    3.a
                                                                                                    RCFD
     b.   Securities purchased under agreements to resell(3)....................................    B969    1,424,000    3.b
  4. Loans and lease financing receivables (from Schedule RC-C):
     a.   Loans and leases held for sale........................................................    5389    2,810,000    4.a
     b.   Loans and leases, net of unearned income........................ B528      113,615,000                         4.b
     c.   LESS: Allowance for loan and lease losses....................... 3123        2,984,000                         4.c
     d.   Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...........    B529  110,631,000    4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545    5,067,000    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145    1,178,000    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150       73,000    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130      171,000    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155      219,000    9.
 10. Intangible assets:
     a.   Goodwill..............................................................................    3163      510,000    10.a
     b.   Other intangible assets (from Schedule RC-M)..........................................    0426        1,000    10.b
 11. Other assets (from Schedule RC-F)..........................................................    2160    7,855,000    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170  206,244,000    12.

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:  Bank One, NA                                                                 FFIEC  031
Transmitted to EDS as 0213433 on 11/13/02 at 13:58:16 CST                                                RC-2
FDIC Certificate Number - 03618
                                                                                                           12

SCHEDULE RC -- CONTINUED

                                                             Dollar Amounts in Thousands     Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------



LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E      RCON
        part I)...................................................................... 2200   111,004,000     13.a.
        (1) Noninterest-bearing(1)............................... 6631    41,460,000                         13.a.1
        (2) Interest-bearing..................................... 6636    69,544,000                         13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                 RCFN
        (from Schedule RC-E, part II)................................................ 2200    22,952,000     13.b.
        (1) Noninterest-bearing.................................. 6631       850,000                         13.b.1
        (2) Interest-bearing..................................... 6636    22,102,000                         13.b.2
14.  Federal funds purchased and securities sold under agreements to repurchase:      RCON
     a. Federal funds purchased in domestic offices(2)............................... B993     7,440,000     14.a.
                                                                                      RCFD
     b. Securities sold under agreements to repurchase(3)............................ B995     8,927,555     14.b.

15.  Trading liabilities (from Schedule RC-D)........................................ 3548     4,784,000     15
16.  Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases) (from Schedule RC-M)........................................ 3190    22,113,000     16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding........................ 2920       219,000     18
19.  Subordinated notes and debentures(4)............................................ 3200     4,564,000     19
20.  Other liabilities (from Schedule RC-G).......................................... 2930     8,321,000     20
21.  Total liabilities (sum of items 13 through 20).................................. 2948   190,324,000     21
22.  Minority interest in consolidated subsidiaries.................................. 3000        63,000     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................................... 3838             0     23
24.  Common stock.................................................................... 3230       201,000     24
25.  Surplus (exclude all surplus related to preferred stock)........................ 3839     8,457,000     25
26.  a. Retained earnings............................................................ 3632     6,936,000     26.a.
     b. Accumulated other comprehensive income(5).................................... B530       263,000     26.b.
27.  Other equity capital components(6).............................................. A130             0     27
28.  Total equity capital (sum of items 23 through 27)............................... 3210    15,857,000     28
29.  Total liabilities, minority interest, and equity capital (sum of items
     21, 22, and 28)................................................................. 3300   206,244,000     29

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank   RCFD       Number
     by independent external auditors as of any date during 1994....................  6724         N/A       M.1



1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money".
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.